Exhibit 99.1

PRESS RELEASE

Selectica Achieves Positive Cashflow in First
Quarter Fiscal 2011
Contract Lifecycle Management and Sales Configuration Solutions Provider Announces First Quarter Fiscal 2011 Financial Results

SAN JOSE, Calif., August 5, 2010 -- Selectica (NASDAQ: SLTC), a leading provider of contract lifecycle management and sales configuration solutions, today announced financial results for its first quarter ending June 30, 2010.

Highlights in Q1 FY 2011:
•	Generated positive cashflow, ending the quarter with $17.2 million in cash, cash equivalents, and short term securities
•	Reduced operating expenses for the third consecutive quarter
•	Announced Selectica Contract Kiosk, a new employee self-service contract portal built on EMC Documentum xCP
•	Signed a new license transaction with a strategic channel partner

“I am pleased with many facets of our performance this quarter, including our ability to add marquee customers and continue to execute on our product vision with innovative new solutions,” said Jason Stern, President and Chief Operating Officer of Selectica. “With the caliber of the people we’ve been able to add to the team and our continued ability to make our customers successful, I am optimistic in Selectica’s ability to execute to its plan.”

Revenue for the first quarter of fiscal 2011 was $3.7 million, compared to $3.8 million for the fourth quarter of fiscal 2010, and $3.2 million for the first quarter of fiscal 2010. New license revenue for the quarter was $836,000, up slightly from last quarter from $827,000, and up 93% from first quarter of fiscal 2010. Revenue split was 31% license and subscription revenue, 42% maintenance and support revenue, and 27% professional services and other revenue. By product, 64% or $2.3 million was related to contract lifecycle management software, and 36% or $1.4 million was related to sales configuration software.

Cash, cash equivalents, and short-term investments were $17.2 million on June 30, 2010. Selectica generated net cash of $71,000 in the quarter.

Net loss for the first quarter of fiscal 2011 was $447,000, or $(0.16) per share, compared to a profit of $205,000, or $0.07 per share, in the fourth quarter of fiscal 2010 and a net loss of $3.0 million, or $(1.09) per share, in the first quarter of fiscal 2010.

Selectica continues to gain traction in key vertical markets. The company signed new license transactions with healthcare payers, life sciences companies, and government contractors.

PRESS RELEASE

The company announced Selectica Contract Kiosk, an employee self-service contract portal built on EMC Documentum xCP that can dramatically improve the productivity of corporate legal teams. Selectica also announced in the quarter that its core contract management solution, Selectica Contract Lifecycle Management, became available through EMC Select, a program that helps customers easily acquire solutions through the EMC sales team and its authorized partners.

About Selectica, Inc.
Selectica (NASDAQ: SLTC) provides Global 2000 companies with solutions that automate complex contract management and sales configuration processes. Selectica's enterprise solutions streamline critical business functions including sales, procurement, and corporate governance, and enable companies to eliminate risk, increase revenue, and cut costs. Selectica customers represent leaders in manufacturing, technology, retail, healthcare, and telecommunications, including Bell Canada, Cisco, Covad Communications, Fujitsu, CA Technologies, ManTech, and Qwest Communications. For more information, visit www.selectica.com.

Forward Looking Statements
Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of Company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to the on-going global recession; fluctuations in demand for Selectica's products and services; government policies and regulations, including, but not limited to those affecting the Company's industry; and risks related to the Company's past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the Company can be found in the Company's most recent Form 10-K, filed by the Company with the Securities and Exchange Commission.

Investor Contact:
Todd Spartz
(408) 545-2648
ir@selectica.com

PR  Contact:
Allen Pogorzelski
(408) 545-2531
pr@selectica.com

SELECTICA, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2010	2009

Revenues:
License	$836	$432
Services	2,897	2,783
Total revenues	3,733	3,215

Cost of revenues:
License	150	51
Services	1,195	1,386
Total cost of revenues	1,345	1,437

Gross profit	2,388	1,778

Operating expenses:
Research and development	764	1,043
Sales and marketing	1,038	1,199
General and administrative	971	1,458
Shareholder litigation	1	5
Professional fees related to corporate governance review	-	347
Restructuring	-	824
Total operating expenses	2,774	4,876

Operating loss	(386)	(3,098)

Interest and other income (expense), net	(57)	(121)

Loss before provision for income taxes	(443)	(3,219)
Provision for (benefit from) income taxes	4	(179)
Net loss	$(447)	$(3,040)

Basic and diluted net loss per share	$(0.16)	$(1.09)

Reconciliation to non-GAAP net loss:
Net loss	$(447)	$(3,040)
Shareholder litigation	1	5
Professional fees related to corporate governance review	-	347
Restructuring	-	824
Non-GAAP net loss	$(446)	$(1,864)

Non-GAAP basic and diluted net loss per share	$(0.16)	$(0.67)

Weighted average shares outstanding for basic
and diluted net loss per share	2,812	2,779

SELECTICA, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	March 31,
	2010	2010

ASSETS
Current assets
Cash and cash equivalents	$17,028	$16,957
Short-term investments	198	198
Accounts receivable	3,118	4,242
Prepaid expenses and other current assets	671	538
Total current assets	21,015	21,935

Property and equipment, net	479	536
Other assets	24	24
Total assets	$21,518	$22,495

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of note payable to Versata	$786	$786
Accounts payable	838	609
Restructuring liability	-	7
Accrued payroll and related liabilities	462	483
Other accrued liabilities	66	56
Deferred revenue	3,574	4,500
Total current liabilities	5,726	6,441
Note payable to Versata	3,898	4,036
Other long-term liabilities	361	27
Total liabilities	9,985	10,504

Stockholders' equity	11,533	11,991
Total liabilities and stockholders' equity	$21,518	$22,495